Exhibit 23.3
CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.
We hereby consent to the inclusion in the Form 10-K of Gulfport Energy Corporation (the “Form 10-K”) of our report dated January 13, 2017 on oil and gas reserves of Gulfport Energy Corporation and its subsidiaries as of December 31, 2016 located in the Utica Shale in Eastern Ohio and in Louisiana and information from our prior reserve reports referenced in the Form 10-K, to all references to our firm included in the Form 10-K and to the incorporation by reference of such reports in the Registration Statements of Gulfport Energy Corporation on Forms S-8 (File No. 333-206564, effective August 25, 2015; File No. 333-135728, effective July 12, 2006; File No. 333-129178, effective October 21, 2005; and File No. 333-55738, effective February 16, 2001), and on Form S-3ASR (File No. 333-215078, automatically effective December 14, 2016).

NETHERLAND, SEWELL & ASSOCIATES, INC.

                    By: /s/ DANNY D. SIMMONS
Danny D. Simmons, P.E.
President and Chief Operating Officer
Houston, Texas
February 14, 2017